AGREEMENT

         This Agreement is made as of this 5th day of November, 1996 by and among The Independence Brewing Company of Florida, Inc., a Florida corporation ("Independence Florida") and Independence Brewing Company, Inc., a Pennsylvania corporation ("Independence Pennsylvania").

         WHEREAS, Independence Florida wishes to assign to Independence Pennsylvania certain trademarks and associated rights, all as described below.

         NOW, THEREFORE, in consideration of the receipt of the payments described below and for other good and valuable consideration set forth in this Agreement, the parties hereto agree as follows:

         1. Assignment of Trademarks.

            a. Assignment. Independence Florida hereby irrevocably assigns and transfers to Independence Pennsylvania all of Independence Florida's right, title and interest in and to the names and the trademarks "Independence", "Union Stout", "Revere's Red", "Revolution Raspberry Wheat", "Golden Eagle", "Liberty Bell Light", and "Confederate Peach" as well as the applications to register the trademarks listed below, together with all the goodwill associated therewith and symbolized thereby, and the applications and registrations thereof, including the right to sue for past infringement, if there may be any (collectively, the "Trademarks"):

         Trademark                    Application #              Filing Date

INDEPENDENCE RESTAURANT                 75-117796                June 12, 1996
  AND BREWERY

INDEPENDENCE RESTAURANT                 75-117791                June 12, 1996
  AND BREWERY


            This instrument is executed with the same force and effect as though entered into on the date of first use of the Trademarks. In the event that Independence Florida is not able to transfer the applications for the Trademarks, Independence Florida will expressly abandon such applications.

            b. Transfer of Applications and Trademarks. Independence Florida hereby authorizes and requests the United States Commissioner of Patents and Trademarks and, as appropriate, the corresponding officials of the several states and of all foreign countries to record Independence Pennsylvania as the owner of and/or to issue in accordance with this Agreement and the Trademark Assignment to be executed by Independence Florida substantially as in the form attached hereto as Exhibit A (the "Trademark Assignment") and delivered upon the execution hereof, all registrations of the Trademarks and all applications for any of the same, which are assigned to Independence Pennsylvania by this instrument.

            c. Future Efforts. Independence Florida agrees to cooperate with Independence Pennsylvania in order to carry out the intent of this Agreement and to take such further action and to execute such further documents and instruments as may, in Independence Pennsylvania's judgment, be necessary in order to evidence Independence Pennsylvania's ownership of the Trademarks, including, without limitation, the filing of first use amendments to the applications with respect to the Trademarks and the Trademark Assignment and any other instruments necessary to record this Agreement with the appropriate federal, state and local governmental authorities or agencies, any reasonable associated costs or expenses which will be paid by Independence Pennsylvania.

            d. Representations and Warranties. Independence Florida represents and warrants to Independence Pennsylvania that, to its knowledge, except as set forth on Exhibit 1(d) attached hereto: Independence Florida has the right to grant the assignment hereunder without the consent of any third party; the Trademarks are free and clear of all liens, claims, encumbrances, licenses or any other rights of any third party; and, upon the execution and delivery of this instrument, Independence Pennsylvania will own all right, title and interest in and to the Trademarks.

            e. Reimbursement of Expenses. Upon the execution of this Agreement and delivery of the Trademark Assignment, Independence Pennsylvania shall deliver a check in the amount of $2,400 (the "Expense Amount") to Independence Florida as reimbursement for expenses incurred by Independence Florida in connection with attorneys' and filing fees related to the Trademarks and Independence Pennsylvania shall deliver a check in the amount of $2,600 to Hanson Designs as payment for expenses incurred by Independence Florida in connection with artwork developed for the Trademarks.

         2. License.

            a. Grant of License. Independence Pennsylvania hereby grants to Independence Florida a perpetual non-exclusive, royalty-free license to use the Trademarks in connection with its restaurant and brewery operations as currently operated at its sole location in Ft. Lauderdale, Florida and for such location only (the "Services"), under the conditions set forth herein (the "License"). Independence Florida may not sublicense such use of the Trademarks to any other person.

            b. Quality of Services. Independence Pennsylvania has previously examined the nature and quality of the Services offered by Independence Florida in connection with the Trademarks. Based upon that examination, Independence Pennsylvania has determined that the Services currently offered and performed by Independence Florida meet Independence Pennsylvania's standards of high quality. For the purpose hereof, the nature and quality of the services as of the date hereof shall be referred to as the "Quality Standards". Any proposed changes to the nature and quality of the Services offered under the Trademarks by Independence Florida must be approved by Independence Pennsylvania in writing as a condition precedent to Independence Florida implementing and offering such changes to the Services under the Trademarks.

            c. Inspection. Upon ten (10) days prior written notice, Independence Pennsylvania shall have access during regular business hours to Independence Florida's place of business to ensure that Independence Florida sells under the Trademarks only the Services and that the nature and quality of the Services, as well as the policies and procedures for customer relations employed by Independence Florida with respect to the Services, is consistent with the Quality Standards. Independence Pennsylvania shall have the right to approve or disapprove the Services offered by Independence Florida and the policies and procedures for customer relations employed by Independence Florida with respect to the Services, to the extent inconsistent with the Quality Standards.

            d. Use of Trademark. Whenever Independence Florida uses the Trademarks which contain the name "Independence" in advertising or in any other manner in connection with the Services, Independence Florida shall, to the extent reasonably possible, indicate that Independence Florida is using such name under license from Independence Pennsylvania. Also, when using the Trademarks under the License, Independence Florida undertakes to comply with all laws pertaining to trademarks in force at any time in the United States.

            e. Ownership of Trademarks. Independence Florida acknowledges that Independence Pennsylvania owns the exclusive right, title and interest in and to the Trademarks, and Independence Florida will not at any time knowingly do or cause to be done any act or thing in any way impairing or tending to impair any part of such right, title and interest. In connection with the use of the Trademarks, Independence Florida shall not in any manner represent that it has any ownership in the Trademarks or registration thereof, and Independence Florida acknowledges that neither this License nor Independence Florida's use of the Trademarks shall create in Independence Florida's favor any right, title or interest in or to the Trademarks, and all use of the Trademarks by Independence Florida shall inure to the benefit of Independence Pennsylvania. Upon expiration or termination of the License granted by this Agreement, Independence Florida shall immediately cease all use of the Trademarks, shall not thereafter adopt any other designation confusingly similar to the Trademarks and shall not in any way advertize or claim to have any affiliation with Independence Pennsylvania.

            f. Modification. Notwithstanding anything in this Agreement to the contrary, Independence Pennsylvania retains the absolute right, which right shall be exercised in the reasonable judgment of Independence Pennsylvania, to change, alter, modify, revise, replace or otherwise supplement (each, a "Change") the Trademarks, without prior notice to Independence Florida. In addition to other reasons which may make such a Change advisable in the sole discretion of Independence Pennsylvania, Independence Pennsylvania may do so to update its image, avoid, settle or compromise a threatened infringement action, avoid the need to commence any such action, or in response to comments received from the United States Patent and Trademark Office.

            In the event that Independence Pennsylvania determines to change the Trademarks and desires, in its sole discretion, to have Independence Florida use, promote and display the Trademarks as changed (the "New Marks"), Independence Florida shall cease using the Trademarks which have been changed (the "Old Marks") and shall take such other action, including corrective advertising, as Independence Pennsylvania may reasonably request, all at the expense of Independence Pennsylvania. Upon notification by Independence Pennsylvania, or at such later date if designated by Independence Pennsylvania, the New Marks shall become the Trademarks.

         3. Default and Termination

            a. Default. The occurrence of any of the following shall constitute a default ("Default") under the License:

               (1) If Independence Florida makes an assignment of assets or business for the benefit of creditors, or if a petition in bankruptcy is filed by Independence Florida, or if Independence Florida is adjudicated bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver or other custodian, which is not dismissed in sixty (60) days, for Independence Florida's business or assets is filed and consented to by Independence Florida, or if a receiver or other custodian is appointed, and such appointment is not terminated within sixty days, or if proceedings for composition with creditors under any state or federal law is instituted by or against Independence Florida and is not dismissed in sixty days; except if any of the foregoing occurs in the context of a reorganization of the Company under Chapter 11 of the United States Bankruptcy Code or any successor provision;

               (2) If, upon inspection by Independence Pennsylvania pursuant to Sections 2(b) and 2(c) hereunder, the nature and quality of the Services and/or Independence Florida's customer relations practices do not adhere to the Quality Standards;

               (3) If Independence Florida has made a material misstatement in or a material omission from any representation and warranty to Independence Pennsylvania contained in this Agreement;


               (4) If Independence Florida fails to comply with any material provision of this Agreement, including, but not limited to, the failure to assign the Trademarks in accordance with Sections 1(b) and 1(c), and to satisfy the requirements of Sections 2(d) or 2(e); or

               (5) If Independence Florida fails to use the Trademark continuously for any period of six (6) months; or

            b. Termination. In the event of any Default, which is not cured within thirty (30) days after receipt of a written "Notice to Cure" or if not curable within 30 days which Independence Florida has taken its best efforts to cure within a reasonable time, Independence Pennsylvania may immediately terminate the License, in addition to and not in limitation of all other remedies at law or in equity. Notwithstanding the foregoing sentence, Independence Pennsylvania may immediately terminate the License without notice to Independence Florida in the event of a Default pursuant to Section 3(a)(1) hereof. For the purposes of this subsection (b), an event of default pursuant to
Section 3(a)(2) hereof shall be deemed curable within 30 days.


         4. Infringement.

            a. In the event that Independence Pennsylvania or Independence Florida becomes aware of actual or threatened infringement of the Trademarks, such party shall promptly notify the other party in writing. Within thirty (30) days of becoming so aware or receipt of such notice, as the case may be, Independence Pennsylvania shall have the right to initiate actions to resolve the infringement at its sole cost and expense. While the License is in effect, Independence Florida shall have the right to participate in any such infringement action at its own expense only if such infringement is in Broward County, Florida. If Independence Pennsylvania does not initiate actions to resolve the infringement within the above thirty (30) days, then, as long as the License is then in effect, in respect to infringements that occur in Broward County, Florida, Independence Florida shall have the right to initiate actions to resolve the infringement at Independence Florida's sole cost and expense. The initiating party shall be exclusively entitled to any recovery obtained from such action.

            b. In the event that Independence Pennsylvania or Independence Florida becomes aware of any actual or threatened trademark infringement action against Independence Pennsylvania or Independence Florida involving the use of the Trademarks, such party shall promptly notify the other party in writing. Within thirty (30) days of becoming aware or receipt of such notice, as the case may be, Independence Pennsylvania shall have the right to defend and control the defense of such action and take such other actions to resolve the matter on reasonable terms and conditions as may be appropriate at Independence Pennsylvania's expense. Independence Florida shall have the right to participate in any such action at its own expense only if such infringement is in Broward County, Florida. If Independence Pennsylvania elects not to defend and control a defense of such action, then Independence Florida shall have the right to defend and control defense of such action at Independence Florida's expense only if such infringement is in Broward County, Florida.

            c. Both parties shall provide full cooperation with the other party at all times in connection with any infringement action pursuant to this Section, including being named as a party to the action, if necessary. If only one party is participating in such action, then the other party's cooperation shall be at such other party's sole expense.

         5. Assignment. The License contained in this Agreement is not assignable by Independence Florida without the prior written consent of Independence Pennsylvania, such consent not to be unreasonably withheld. This Agreement is assignable by Independence Pennsylvania. The Agreement shall inure to the benefit of Independence Pennsylvania and its successors and assigns and to the benefit of the Independence Florida and its permitted successors and assigns.

         6. Indemnification. Independence Florida hereby agrees to indemnify and hold harmless Independence Pennsylvania for any and all actions based in tort or any and all other claims, demands or causes of action, either in law or in equity, charges, costs, expenses (including, but not limited to attorneys' fees), which may arise from the past or future conduct of Independence Florida or in connection with Independence Florida's use or license of the Trademarks or from a breach of this Agreement by Independence Florida. Independence Pennsylvania shall promptly notify Independence Florida of any claim which has given rise to a right of indemnification hereunder (a "Third Party Claim"). Independence Florida shall have 30 days from receipt of such notice, at the sole cost and expense of Independence Florida, to defend Independence Pennsylvania against such Third Party Claim. Independence Florida shall have the right and obligation to diligently defend, at its sole cost and expense, all Third Party Claims. If Independence Florida wrongfully fails to prosecute or settle a Third Party Claim, then Independence Pennsylvania shall have the right to assume the defense of such Third Party Claim, at the sole cost and expense of Independence Florida.

         7. Non-compete. While the License is in effect and, provided this Agreement has not been terminated pursuant to Section 3, Independence Pennsylvania, its officers, directors and affiliates, will not either directly or indirectly operate a bar or restaurant in Broward County, Florida. Nothing herein shall be construed to limit Independence Pennsylvania, its officers, directors and affiliates, from selling beer or carbonated beverage products at wholesale or retail in Broward County, Florida, including at a bar or restaurant not operated by Independence Florida.

         8. Notice. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at the respective address set forth below, or at such other address as may be furnished in writing to the notifying party:

                           If to Independence Florida:

                           111 S.W. 2nd Avenue
                           Ft. Lauderdale, FL 33301

                           If to Independence Pennsylvania:

                           1000 East Comly Street
                           Philadelphia, PA 19149


         9. Waiver and Amendment. No waiver by any party to this Agreement of any breach or Default shall be effective unless the same shall be in writing and signed. No waiver by any party of any breach or Default shall be construed to constitute a waiver of, or consent to, the present or future breach or Default of any other term or provision hereof. No alteration, amendment or modification of this Agreement shall be effective or binding to any extent whatsoever except by an instrument in writing and signed by both of the parties hereto.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings between them, whether written or oral.

         11. Headings. The headings, titles and subtitles herein are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

         12. Survival. The provision of Section 6 of this Agreement shall survive the Closing Date and the termination of this Agreement.

         13. Severability. If any provision of this Agreement shall be deemed to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions shall be valid and enforceable and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         14. Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law principles, such choice of law which is not intended to submit the parties hereto to a particular venue or confer jurisdiction.


         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument on the date first above written.


                             INDEPENDENCE BREWING COMPANY OF FLORIDA, INC.


                             BY: /s/ Michael Koegler
                                 --------------------------------
                                 Michael Koegler, President



                             INDEPENDENCE BREWING COMPANY, INC.


                             BY: /s/ Robert W. Connor, Jr.
                                 ---------------------------------
                                 Robert W. Connor, Jr., President

                                                                      Exhibit A

                              TRADEMARK ASSIGNMENT


         This Trademark Assignment is made effective as of the 5th day of December, 1996 by Independence Brewing Company of Florida, Inc., a Florida corporation ("Assignor"), in favor of Independence Brewing Company, Inc., a Pennsylvania corporation ("Assignee").

                                   WITNESSETH:

         WHEREAS, Assignor and Assignee are parties to that certain Agreement dated as of the date hereof (the "Agreement");

         WHEREAS, Assignor is the owner of the unregistered and registered trademarks, and the trademark registration applications, listed on the attached Exhibit A (hereinafter referred to as the "Trademarks"); and

         WHEREAS, Assignee desires to acquire the entire right, title and interest in and to the Trademarks.

         NOW, THEREFORE, in consideration of the foregoing and the consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Assignor hereby sells, assigns, transfers and delivers to Assignee, nunc pro tunc, as of the date of first use, all right, title and interest in and to the Trademarks, together with the goodwill associated therewith and symbolized thereby, and the registrations and applications thereof, and including the right to sue for past infringement, if there may be any.

         This instrument is executed with the same force and effect as though entered into on the date of first use of the Trademarks.

         Assignor hereby authorized and requests the United States Commissioner of Patents and Trademarks, and as appropriate, the corresponding officials of the several states and of all foreign countries, to record Assignee as the owner of and/or to issue in accordance with this instrument all registrations of the Trademarks and all applications for any of the same, which are assigned to Assignee by this instrument.

         This instrument shall inure to the benefit of Assignee and its successors and assigns and shall be binding upon Assignor and its successors and assigns. This instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles of any jurisdiction.

         IN WITNESS WHEREOF, Assignor has duly executed this instrument on the date first above written.

                             INDEPENDENCE BREWING COMPANY OF FLORIDA, INC.


                             By: /s/ Michael Koegler
                                 ----------------------------------
                                 Name: Michael Koegler
                                 Title: President

                                    Exhibit A

I. Applications:

         Trademark              Application #                      Filing Date

INDEPENDENCE RESTAURANT          75-117796                        June 12, 1996
  AND BREWERY

INDEPENDENCE RESTAURANT          75-117791                        June 12, 1996
  AND BREWERY

II. Unregistered Trademarks:

         "Independence", "Union Stout", "Revere's Red", "Revolution Raspberry Wheat", "Golden Eagle", "Liberty Bell Light", and "Confederate Peach"